UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:
                        (Date of earliest event reported)

                                  March 3, 2006
                          ----------------------------

                             CEC ENTERTAINMENT, INC.
               (Exact name of registrant as specified in charter)


            Kansas                        0-15782                48-0905805
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
 incorporation or organization)                              Identification No.)

                            4441 West Airport Freeway
                               Irving, Texas 75062
                     (Address of principal executive offices
                                  and zip code)

                                 (972) 258-8507
                             (Registrant's telephone
                          number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b)).

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01: Entry into a Material Definitive Agreement

On February 27, 2006, the Compensation Committee of the Board of Directors of CEC Entertainment, Inc. (the "Company") amended the Company's Incentive Bonus Plan (the "Bonus Plan"), in which all Company employees other than certain field operations personnel are eligible to participate.

The amendment to the Bonus Plan includes the addition of a tenure-based element applicable to those employees involved in store operations at the General Manager and District Technician level and all other eligible Company employees who are employed below a Manager position level. To be entitled to receive a tenure-based bonus, eligible employees must be employed a certain minimum number of years by the Company, ranging from three to five years. After satisfying the minimum years of service requirement, tenure is thereafter rewarded at 5 year intervals up to a maximum of 20 years. The dollar amount of annual tenure-based bonuses range from a minimum of $750 up to a maximum of $3,000.

The amendment to the Bonus Plan also includes a change in one of the criteria used to determine the performance-based element of the Bonus Plan, which is still applicable to eligible employees of the Company in any position ranging from Manager level up to the Chief Executive Officer. Currently, the performance criteria is based upon comparable store sales and net income results for the applicable fiscal year of the Bonus Plan. The amendment to the Bonus Plan changes the net income component to an earnings per share component. Other terms of the Bonus Plan remain the same. The amendments to the Bonus Plan will be submitted to the Company's stockholders for approval.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CEC ENTERTAINMENT, INC.


Date:  March 3, 2006           By: /s/ Christopher D. Morris
                               -------------------------------------------------
                               Christopher D. Morris
                               Executive Vice President, Chief Financial Officer